UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2026

GRAF GLOBAL CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-42142 (Commission File Number)	N/A (IRS Employer Identification No.)

1790 Hughes Landing Blvd., Suite 400

The Woodlands, Texas 77380

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 745-8669

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	GRAF.U	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	GRAF	NYSE American LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	GRAF WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2026, in connection with the Meeting (as defined below) seeking shareholder approval of the Extension Amendment Proposal (as defined below), Graf Global Corp. (the “Company”) and Graf Global Sponsor LLC (the “Sponsor”) entered into non-redemption agreements (collectively, the “Non-Redemption Agreements”) with certain of the Company’s existing shareholders (collectively, the “Non-Redeeming Shareholders”) with respect to an aggregate of 4,256,015 Class A ordinary shares, par value $0.0001, of the Company (the “Non-Redemption Shares”). The Non-Redeeming Shareholders are not affiliates of the Company, the Sponsor, or the Company’s officers or directors.

Pursuant to the Non-Redemption Agreements, the Non-Redeeming Shareholders agreed to not redeem (or to validly rescind any redemption requests previously made in respect of) the Non-Redemption Shares in connection with the vote to approve the Extension Amendment Proposal. In exchange for this commitment from the Non-Redeeming Shareholders, the Sponsor has agreed to transfer and assign to such Non-Redeeming Shareholders promptly following the closing of the Company’s initial business combination an aggregate of 425,602 of the Company’s Class A ordinary shares initially sold in a private placement in connection with the Company’s initial public offering (the “Founder Shares”) held by it (the “Assigned Shares”), provided that, among other conditions, (i) the Non-Redeeming Shareholders do not exercise (or validly rescind any prior exercise of) their redemption rights with respect to the Non-Redemption Shares in connection with the Extension Amendment Proposal, (ii) the Extension Amendment Proposal is approved at the Meeting, and (iii) the Company’s initial business combination is consummated. The Non-Redeeming Shareholders will have registration rights with respect to such Assigned Shares and will enter into the same form of registration rights agreement entered into by the Sponsor upon the closing of the business combination.

As previously disclosed, in connection with the proposed business combination by and among the Company and BIG3 HoldCo LLC, the Sponsor may transfer up to 500,000 Founder Shares (the “Discretionary Founder Shares”) to third parties to incentivize non-redemptions or investments into the Company or otherwise to support the proposed business combination, provided that any Discretionary Founder Shares that are not so transferred will be forfeited by the Sponsor upon the closing of such business combination. The Assigned Shares will be transferred to the Non-Redeeming Shareholders from the allocation of Discretionary Founder Shares.

The Non-Redemption Agreements are expected to increase the amount of funds that remain in the Company’s trust account following the Meeting, relative to the amount of funds remaining in the trust account had the Non-Redemption Agreements not been entered into. The Non-Redemption Agreements do not require the Non-Redeeming Shareholders to vote in favor of the Extension Amendment Proposal and, accordingly, the Non-Redemption Agreements are not expected to affect the approval by the Company’s shareholders of the Extension Amendment Proposal.

The foregoing description of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Non-Redemption Agreements, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 26, 2026, the Company held an extraordinary general meeting of shareholders of the Company (the “Meeting”), at which shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to extend the date by which the Company has to consummate an initial business combination, which is described in more detail in Item 5.07 below.

A copy of the amendment will be filed with the Cayman Islands Registrar of Companies. Under Cayman Islands law, the amendment became effective upon the approval by the Company’s shareholders.

The foregoing description of the amendment is qualified in its entirety by the full text of the amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 5.03 is incorporated into this Item 5.07 by reference.

As previously disclosed, at 10:00 a.m. Eastern Time on June 26, 2026, the Company convened the Meeting and, following the approval by the shareholders of a proposal to adjourn the Meeting, adjourned the Meeting to 3:00 p.m. Eastern Time on June 26, 2026. Accordingly, the reconvened Meeting was held at 3:00 p.m. Eastern Time on June 26, 2026

At the Meeting, shareholders voted on and approved proposals to (i) as a special resolution, amend the Articles to extend the date by which the Company must consummate an initial business combination (the “Extension Amendment Proposal”) from June 27, 2026 to September 27, 2026, and provided that the Company has executed a definitive agreement for an initial business combination by September 27, 2026 but has not consummated an initial business combination by such date, to permit the Company’s Board of Directors, in its sole discretion, to further extend such date up to three times in one month increments, to up to December 27, 2026 and (ii) as an ordinary resolution, approve the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal, or to provide additional time to effectuate the Extension (the “Adjournment Proposal”). The vote tabulation for the Extension Amendment Proposal and Adjournment Proposal is set forth below.

 Approval of Extension Amendment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,123,642	1,619,105	0	0

 Approval of Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,123,641	1,619,106	0	0

In connection with the Meeting, shareholders holding an aggregate of 14,590,367 Class A ordinary shares exercised their right to redeem their shares for approximately $10.86 per share from the funds held in the Company’s trust account, leaving approximately 91.3 million in cash in the trust account after satisfaction of such redemptions. Following such redemptions, the Company had an aggregate of 14,159,633 ordinary shares outstanding, of which 14,159,632 were Class A ordinary shares and 1 was a Class B ordinary share.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association.
10.1	Form of Non-Redemption Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAF GLOBAL CORP.

	By:	/s/ James A. Graf
		Name:	James A. Graf
		Title:	Chief Executive Officer and Chief Financial Officer

Dated: June 26, 2026